EXHIBIT 10-AAjj

TECH DATA CORPORATION

(hereinafter called the “Company”)

2000 EQUITY INCENTIVE PLAN OF TECH DATA CORPORATION,

(hereinafter called the “Plan”)

NOTICE OF AWARD AND AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in this notice shall have the same defined meanings as in the Agreement and the Plan. In the event of a conflict between the terms and conditions of this notice and the terms and conditions of the Agreement and the Plan, the terms and conditions of the Agreement and the Plan shall prevail. This Award is subject to all of the terms and conditions as set forth herein and the Plan.

I. NOTICE OF EQUITY AWARD

Name/Holder:	<name>

Type of Award:	MVSSAR

Country:	<country>

Date of Award:	<date of award>, as defined as “Grant Date”

Grant Award Number:	<award number>

Total Shares Awarded:	<number of shares>

Grant Price:	<grant price>

Maximum Value:	$20.00

Term/Expiration Date:	<term date>

Vesting Schedule:

The MVSSAR Award of <number> shall vest and become exercisable as follows:

<number> - MVSSARs on March 31, 2006

<number> - MVSSARs on March 31, 2007

<number> - MVSSARs on March 31, 2008

<number> - MVSSARs on March 31, 2009

II. Agreement

For valuable consideration, the receipt of which is hereby acknowledged (electronically or using a method accepted by the Company), the Company hereby grants to the Holder the following Maximum Value Stock-Settled Stock Appreciation Right (hereinafter called the “MVSSAR”) in accordance with the following terms:

Section 1. Definitions. Unless otherwise defined herein, the terms defined in this agreement shall have the same defined meanings as in the Plan. In the event of a conflict between the terms and conditions of the Plan and this agreement, the terms and conditions of the Plan shall prevail. The following additional terms shall be defined as follows:

“Agreement” means this agreement between the Holder and the Company setting forth the terms and conditions of the grant of this MVSSAR and includes Part I, Notice of Equity Award and Part II, Agreement.

“Exercise Fair Market Value” means, as of any date, the last sales price for a Share (or if a Share was not traded on such date, on the next preceding day on which sales of a Share were reported) as quoted on the NASDAQ National Market, or on any other national exchange registered under the Exchange Act upon which the Common Stock is then listed, for the last market trading day prior to such date.

“Grant Price” means the date on which this MVSSAR is granted to the Holder, as specified in Part I.

“Maximum Value per MVSSAR” means the maximum total dollar value of USD$20 that can accrue to the Holder upon the exercise of one MVSSAR such that the Holder is never entitled to receive more than USD$20 in Exercise Fair Market Value of Shares upon exercise of one MVSSAR.

“Share” means one (1) share of Common Stock (as defined in Section 2(g) of the Plan).

Section 2. Grant of Maximum Value Stock-Settled Stock Appreciation Right. Subject to the terms and conditions hereinafter set forth, including Section 4(f) and the adjustments of Section 7, the Holder is granted MVSSARs at a Grant Price designated in Part I. Each one MVSSAR gives the Holder a right to receive the excess, if any, of the Exercise Fair Market Value of a Share on the day one vested MVSSAR is exercised over the Grant Price but not to exceed the Maximum Value per MVSSAR.

Section 3. Vesting of Maximum Value Stock-Settled Stock Appreciation Right. The MVSSAR shall vest and become exercisable according to the vesting schedule described in Part I and subject to the provisions of Section 10 of this agreement.

After a portion of the MVSSAR has become exercisable and during the term of this MVSSAR, the Holder shall be entitled to decide whether to exercise his/her MVSSAR subject to the conditions set forth in Section 4.

Section 4. Exercise of Maximum Value Stock -Settled Appreciation Rights.

(a) Right to Exercise and Term of MVSSAR. This MVSSAR is exercisable in accordance with the vesting schedule set forth in Part I, and the applicable provisions of this Agreement and the Plan. The term of this MVSSAR shall be for ten years from the date of the grant of this MVSSAR, subject to the provisions of Section 10 of this Agreement.

(b) Exercise Payment. Upon any exercise of a vested MVSSAR, the Holder is entitled to receive the exercise payment which, for each one MVSSAR, is calculated as the excess, if any, of the Exercise Fair Market Value of the vested MVSSAR that is exercised over the Grant Price, but not to exceed the Maximum Value per MVSSAR (the “Exercise Payment”). The Exercise Payment will be calculated in reference to each one MVSSAR that is exercised. The aggregate Exercise Payment will be settled in Shares calculated using the Exercise Fair Market Value.

(c) Method of Exercise. Exercise of the MVSSAR shall be made by delivery of a “Broker Selection Form” (the form of which is determined at the Company’s discretion) by the Holder to the Company, and delivery of a written notice of exercise (or, if the Company permits, by electronic or voice methods) by Holder to the Company or its designate before an exercise, or by delivery of a notice of exercise in any other administrative method prescribed by the Company in the future. In the notice, the Holder must specify the number of MVSSARs that are to be exercised and the share delivery instructions.

(d) Automatic Exercise. Not withstanding Section 4(c), in the event that the Exercise Fair Market Value of the Shares is such that the Exercise Payment a Holder would be entitled to receive is the Maximum Value per MVSSAR, the Holder hereby agrees to the automatic exercise of all vested MVSSARs under this Agreement such that all the MVSSARs which are vested under this agreement at that time will be exercised and the Shares will be delivered to the Holder as best determined by the Company at its discretion. Upon such exercise, the Holder will be entitled to receive the Exercise Payment calculated in reference to each vested MVSSAR under this agreement subject to the exercise.

(e) Non-Transferability. This MVSSAR is exercisable by the Holder hereof only during the Holder’s lifetime and may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by applicable laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or Rules thereunder.

(f) Minimum MVSSAR Exercise. Holder must exercise a minimum number of MVSSAR such that the aggregate Exercise Payment for all MVSSAR exercised at any one time must at least equal the Exercise Fair Market Value of a Share at exercise.

Section 5. Delivery of Shares. Within a reasonable time following the receipt of the notice of exercise of the MVSSAR pursuant to Section 4 thereof, the Company will issue or cause to be delivered to the Holder (or if any other individual or individuals are exercising this MVSSAR, to such individual or individuals) the Exercise Payment, i.e., the number of Shares the Holder is entitled to receive as a result of the exercise of the MVSSAR, registered in the name of the Holder (or the name or names of the individual or individuals exercising the MVSSAR, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the MVSSAR shall prescribe in writing or other methods allowed to the Company) but in any event, such Shares shall be delivered within the period ending on the later to occur of the date that is 2  1/2 months from the end of (i) the Holder’s tax year that includes the exercise date or (ii) the Company’s tax year that includes the exercise date; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent shall have deposited such Shares according to the delivery instructions; and provided further that if any law, regulation or order of the Securities and Exchange Commission (the “Commission”) or other body having jurisdiction shall require the Company or the Holder (or the individual or individuals exercising this MVSSAR) to take any action in connection with delivery of the Shares, then, subject to the other provisions of this paragraph, the date on which such delivery shall be deemed to have occurred shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action. Fractional Shares shall not be issued pursuant to the exercise of an MVSSAR.

Section 6. Tax Withholding Obligations. To meet the obligations of the Company or affiliates of the Company with respect to withholding of any and all income tax (including federal, state and local taxes), social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) under any domestic or foreign federal, state or local statute, ordinance, rule, or regulation in connection with any aspect of the MVSSARs, including, but not limited to, the grant, the vesting and/or the exercise of an MVSSAR into Shares, or the subsequent sale of any Shares acquired at exercise and the receipt of any dividends, the Committee may require that the Company withhold a number of whole Shares otherwise deliverable to Holder having an Exercise Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is allowable without adverse accounting consequences) of the Holder’s estimated total obligation for Tax-Related Items associated with any aspect of the MVSSAR. The Administrator may also, in lieu of or in addition to the foregoing, at its sole discretion, (i) require the Holder to deposit with the Company an amount of cash sufficient to meet his or her obligation for Tax-Related Items with respect to such Holder, (ii) withhold the required amounts from the Holder’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, and/or (iii) sell or arrange for the sale of Shares to be issued on the exercise of the MVSSAR to satisfy the Holder’s obligation for Tax-Related Items with respect to such Holders. If the Holder’s and/or the Company’s withholding obligation for Tax-Related Items is satisfied as described in (iii) of this section, the Company will endeavor to sell only the number of Shares required to satisfy the Holder’s and/or the Company’s withholding obligation for Tax-Related Items; however, the Holder agrees that the Company may sell more Shares than necessary to cover the Tax-Related Items. The Company shall not deliver any of the Shares until and unless the Holder has made the deposit required herein or proper provision for required withholding has been made. The Holder hereby consents to any action reasonably taken by the Company to meet his or her obligation for Tax-Related Items.

Section 7. Adjustments Upon Changes in Capitalization. The existence of this MVSSAR shall not affect in any way the right or power of the Company or its stockholders to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to MVSSARs; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or outstanding assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall affect any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event an appropriate adjustment shall be made in the number of shares of Common Stock subject to this MVSSAR, to the Grant Price and to the Maximum Value per MVSSAR so that the same percentage of the Company’s issued and outstanding shares of Common Stock shall remain subject to purchase at the same aggregate Grant Price, subject to the Maximum Value per MVSSAR as adjusted for such transaction in the manner determined by the Board.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of MVSSARs, the Grant Price or the Maximum Value per MVSSAR.

Section 8. Effect of Certain Transactions. In the event of a Change in Control, as defined in the Plan, except as the Board, comprised of a majority of Continuing Directors, may expressly provide otherwise, and notwithstanding any other provision of the Plan to the contrary, all MVSSARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable.

The Board or the Committee may in its sole discretion accelerate the date on which the MVSSAR may be exercised and may accelerate the vesting of any Shares subject to the MVSSAR.

Section 9. Rights of Holder. No person shall, by virtue of the granting of this MVSSAR to the Holder, be deemed to be a holder of any Shares underlying this MVSSAR or be entitled to the rights or privileges of a holder of such Shares unless and until this MVSSAR has been exercised with respect to such Shares and the Shares have been issued pursuant to that exercise of this MVSSAR.

The Holder shall not by virtue of the granting of this MVSSAR have any claim or right to be granted an MVSSAR in the future or to participate in any other compensation plan, program or arrangement of the Company.

The granting of this MVSSAR shall not impose upon the Company any obligations to employ or to continue to employ the Holder; and the right of the Company to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that this MVSSAR has been granted to the Holder.

Nothing herein contained shall impose any obligation upon the Holder to exercise this MVSSAR except with respect to the automatic exercise pursuant to Section 4.

At all times while any portion of this MVSSAR is outstanding, the Company shall reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of Shares to satisfy the requirements of this MVSSAR; comply with the terms of this MVSSAR promptly upon exercise of the MVSSAR; and pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of Shares pursuant to the exercise of this MVSSAR.

Section 10. Termination. The MVSSAR granted hereunder shall terminate on the earliest to occur of:

(i) termination of employment for cause or voluntary separation on the part of the Holder without the consent of the Company or Subsidiary;

(ii) the expiration of the term of this MVSSAR; or

(iii) other than in the case of death of the Holder, approved retirement as determined by the Committee or its designee (“Retirement”) or disability of the Holder within the meaning of Section 22(e) (3) of the Code (“Disability”), 90 days after termination of the employment or other relationship between the Company and the Holder other than as set forth in Section 10(i) above.

An employment relationship between the Company and the Holder shall be deemed to exist during any period during which the Holder is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Holder shall be determined by the administrator, designated by the Committee at the time thereof.

If the Holder’s employment terminates because of a Retirement, the term of this MVSSAR shall then terminate one year following the date on which the Holder’s employment was terminated or if earlier, at the expiration of the term of this MVSSAR.

In the event of the death or Disability of the Holder during employment or other relationship with the Company and before the date of expiration of the MVSSAR, the MVSSAR shall become immediately and fully exercisable and the term of this MVSSAR shall then terminate one year following the date of such death or disability or at the expiration of the term of this MVSSAR, if earlier. In the case of death of the Holder, the Holder’s executors, administrators or any person or persons to whom this MVSSAR may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to termination of this MVSSAR, to fully exercise this MVSSAR.

Section 11. No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A (“Section 409A”) of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no awards (including without limitation, this MVSSAR) become subject to Section 409A, provided, however, the Company makes no representation that this MVSSAR is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to this MVSSAR.

Section 12. Electronic Delivery and Acceptance. The Company may in its sole discretion, decide to deliver any documents related to the MVSSAR granted under the Plan, and participation in the plan on future MVSSAR that may be granted under the Plan, by electronic means or to request the Holder’s consent to participate in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and; if requested, to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or another third party designated by the Company. If required by local law or by the Company, the Holder may be required to print out, sign and return to the Company the electronic document and/or this Agreement indicating his or her consent to participate in the Plan.

Section 13. Government and Other Regulations; Governing Law. This MVSSAR is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that he will not exercise this MVSSAR granted hereby nor will the Company be obligated to issue any Shares hereunder if the grant, vesting or exercise thereof or the issuance of such Shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this MVSSAR or the issuance of Shares pursuant hereto to comply with any such law, regulation, order or provision.

This MVSSAR is and shall be subject in every respect to the provisions of the 2000 Equity Incentive Plan of Tech Data Corporation, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Holder hereby accepts this MVSSAR subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee or the Board shall be final, binding and conclusive upon the Holder and his heirs and legal representatives.

This MVSSAR shall be governed by and construed in accordance with the laws of the State of Florida without regard to its principle of conflict of laws. For purposes of litigating any dispute arising under this Agreement, the parties hereby agree that such litigation shall be conducted in the courts of Pinellas County, Florida.

Section 14. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable

IN WITNESS WHEREOF, the Company has caused this MVSSAR to be executed, as of the Grant Date.

TECH DATA CORPORATION

By:
Steven A. Raymund, Chairman of the Board
and Chief Executive Officer

By:
Employee